Exhibit 99.1

                            FOR IMMEDIATE RELEASE
Investor/Media Contact:
Stephen Anderson - 336-436-5274
Company Information: www.labcorp.com
358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LABCORP'S ACQUISITION OF MEDTOX CLEARS ANTITRUST APPROVAL

BURLINGTON, N.C. July 13, 2012 - Laboratory Corporation of America® Holdings (NYSE: LH) today announced that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the acquisition of MEDTOX Scientific, Inc. (“MEDTOX”) (NASDAQ: MTOX) by LabCorp.

Early termination of the waiting period satisfies one of the conditions necessary to consummate the pending acquisition. The transaction remains subject to other customary closing conditions set forth in the Agreement and Plan of Merger, dated June 3, 2012, between LabCorp, MEDTOX and Mercer Acquisition Corp., including approval by MEDTOX's stockholders. As previously announced, MEDTOX will hold a special stockholders meeting on Tuesday, July 31, 2012, at 8 a.m., central time, at MEDTOX's headquarters, 402 West County Road D, St. Paul, Minnesota to consider and vote on a proposal to approve the merger agreement and other related matters. Assuming approval or waiver of all closing conditions, the transaction is expected to close in the third quarter of 2012.

About LabCorp®

Laboratory Corporation of America® Holdings, an S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $5.5 billion in 2011, over 31,000 employees worldwide, and more than 220,000 clients, LabCorp offers more than 4,000 tests ranging from routine blood analyses to reproductive genetics to companion diagnostics. LabCorp furthers its scientific expertise and innovative clinical testing technology through its LabCorp Specialty Testing Group: The Center for Molecular Biology and Pathology, National Genetics Institute, ViroMed Laboratories, Inc., The Center for Esoteric Testing, Litholink Corporation, Integrated Genetics, Integrated Oncology, DIANON Systems, Inc., Monogram Biosciences, Inc., Colorado Coagulation, and Endocrine Sciences. LabCorp conducts clinical trials testing through its LabCorp Clinical Trials division. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our organization, visit our Web site at: www.labcorp.com.

About MEDTOX

MEDTOX Scientific, Inc., headquartered in St. Paul, Minn., is a provider of high quality specialized laboratory testing services and on-site/point-of-collection testing (POCT) devices. The Company also supports customers with complete logistics, data and program management services. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide. This includes both central laboratory and bio-analytical testing for pharmaceutical clinical trials. MEDTOX develops and manufactures diagnostic devices for quick and economical on-site/point-of-collection analysis for drugs-of-abuse and therapeutic drugs, and provides employment drug screening and occupational health testing. For more information see www.medtox.com.

Additional Information about the Acquisition

On June 27, 2012, MEDTOX filed with the SEC a definitive proxy statement in connection with the proposed acquisition, and shortly thereafter commenced the mailing of the definitive proxy statement to the MEDTOX stockholders of record as of the record date of June 27, 2012. The definitive proxy statement contains important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY. The definitive proxy statement and other relevant materials may be obtained free of charge at the SEC's website at www.sec.gov.  In addition, these documents can also be obtained by investors and stockholders free of charge from MEDTOX upon written request to MEDTOX Scientific, Inc., Attention: Investor Relations, 402 West County Road D., St. Paul, MN 55112.

Forward Looking Statements

Investors are cautioned that statements in this press release that are not strictly historical statements, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of LabCorp and MEDTOX that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. These risks and uncertainties include, among others, the risk that MEDTOX stockholder approval may not be obtained; the transaction may not close within the expected timeframe or at all; the transaction may not achieve the anticipated strategic benefits; customers, suppliers, employees or strategic partners may have adverse reactions to the proposed transaction; the integration of MEDTOX into LabCorp's business subsequent to the closing of the transaction may not be successful; as well as other factors detailed in LabCorp's and MEDTOX's filings with the SEC, including LabCorp's Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent SEC filings, and MEDTOX'S Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent SEC filings.

Contact:
Laboratory Corporation of America® Holdings
Investor/Media Contact:
Stephen Anderson, 336-436-5274
Company Information: www.labcorp.com

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